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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated March 8, 2002 relating to the financial statements of IWO Holdings, Inc. and its subsidiaries, which appears in this Current Report on Form 8-K of US Unwired Inc. dated April 1, 2002, into the following Registration Statements of US Unwired Inc.: Amendment No. 1 to Form S-4 (No. 333-81928) and Form S-8 (No. 333-41160).

                                     /s/  PricewaterhouseCoopers LLP


Albany, New York
April 1, 2002